UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

OSI Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

Astellas Pharma Inc., Astellas US Holding, Inc., Ruby Acquisition, Inc.

(Names of Persons Filing Proxy Statement, if other than the Registrant)

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On March 2, 2010, Astellas Pharma Inc. issued the following press release:

Astellas Pharma Inc. Commences Tender Offer to Acquire All Outstanding Shares

of OSI Pharmaceuticals for $52 per Share in Cash

Astellas Files Lawsuit Against OSI

Tokyo, Japan – March 2, 2010 – Astellas Pharma Inc. (TSE: 4503), a global pharmaceutical company, today announced that its indirect subsidiary, Ruby Acquisition, Inc., has commenced a cash tender offer for all outstanding shares of common stock of OSI Pharmaceuticals (NASDAQ: OSIP) for $52.00 per share in cash. The offer and withdrawal rights are scheduled to expire at 12:00 midnight New York City time on March 31, 2010, unless the offer is extended.

The Company also announced that Astellas US Holding, Inc., a wholly owned subsidiary of Astellas Pharma Inc., filed a lawsuit in the Delaware Court of Chancery against OSI and its directors seeking, among other things, declaratory and injunctive relief enjoining OSI and its directors from engaging in any action or inaction, including applying OSI’s “poison pill” rights plan, that has the effect of improperly impeding, thwarting, frustrating or interfering with the tender offer in a manner inconsistent with the directors’ fiduciary duties.

The Astellas tender offer represents a significant premium of over 40% to OSI’s closing share price of $37.02 on February 26, 2010, a 53% premium to its three-month average of $34.01 per share and a 31% premium to its 52-week high of $39.66 per share.

The offer is not conditioned on financing. The offer is conditioned on there being validly tendered and not withdrawn at least a majority of the total number of OSI shares outstanding on a fully diluted basis, OSI’s Board of Directors redeeming or invalidating its “poison pill” shareholder rights plan and receipt of regulatory approvals and customary closing conditions as described in the Offer to Purchase.

The Offer to Purchase, Letter of Transmittal and other offering documents will be filed today with the U.S. Securities and Exchange Commission. OSI’s stockholders may obtain copies of all of the offering documents free of charge at the SEC’s website (www.sec.gov) or by directing a request to Georgeson Inc., the Information Agent for the offer, at (212) 440-9800 or toll-free at 800-213-0473. Additional information about the transaction, including the offering documents, is also available at www.oncologyleader.com. The tender offer will expire at 12:00 midnight New York City time on March 31, 2010, unless extended in the manner set forth in the Offer to Purchase.

Citigroup is acting as exclusive financial advisor to Astellas and Morrison and Foerster LLP is acting as legal counsel.

Media Contacts

Brunswick New York

+1 212 333 3810

Stan Neve

Sarah Lubman

Brunswick Hong Kong

+852 9850 5033

Joseph Lo

Information Agent

Georgeson Inc.

Toll-free phone number: +1 800 213 0473

About Astellas

Astellas Pharma Inc., located in Tokyo, Japan, is a pharmaceutical company dedicated to improving the health of people around the world through the provision of innovative and reliable pharmaceuticals. Astellas has approximately 14,200 employees worldwide. The organization is committed to becoming a global category leader in urology, immunology & infectious diseases, neuroscience, DM complications & metabolic diseases and oncology. For more information on Astellas Pharma Inc., please visit our website at http://www.astellas.com/en.

Important Additional Information

This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell OSI Pharmaceuticals (“OSI”) common stock. The tender offer (the “Tender Offer”) is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and other related tender offer materials) filed by Astellas Pharma Inc., Astellas US Holding, Inc. and Ruby Acquisition, Inc. (collectively, “Astellas”) with the Securities and Exchange Commission (“SEC”). These materials, as they may be amended from time to time, contain important information, including the terms and conditions of the Tender Offer, that should be read carefully before any decision is made with respect to the Tender

Offer. Investors and security holders may obtain a free copy of these materials and other documents filed by Astellas with the SEC at the website maintained by the SEC at www.sec.gov. The Offer to Purchase, Letter of Transmittal and other related Tender Offer materials may also be obtained for free by contacting the information agent for the Tender Offer, Georgeson Inc., at (212) 440-9800 for banks and brokers and at (800) 213-0473 for persons other than banks and brokers.

In connection with Astellas’ proposal to nominate directors at OSI’s annual meeting of stockholders, Astellas may file a proxy statement with the SEC. Investors and security holders of OSI are urged to read the proxy statement and other documents related to the solicitation of proxies filed with the SEC carefully in their entirety when they become available because they will contain important information. Stockholders of OSI and other interested parties may obtain, free of charge, copies of the proxy statement (when available), and any other documents filed by Astellas with the SEC in connection with the proxy solicitation, at the SEC’s website as described above. The proxy statement (when available) and these other documents may also be obtained free of charge by contacting Georgeson Inc. at the numbers listed above.

Astellas and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding these directors and executive officers is available in the Schedule 14A that was filed March 1, 2010, and other documents filed by Astellas with the SEC as described above. Further information will be available in any proxy statement or other relevant materials filed with the SEC in connection with the solicitation of proxies when they become available.

No assurance can be given that the proposed transaction described herein will be consummated by Astellas, or completed on the terms proposed or any particular schedule, that the proposed transaction will not incur delays in obtaining the regulatory, board or stockholder approvals required for such transaction, or that Astellas will realize the anticipated benefits of the proposed transaction.

Statement on Cautionary Factors

Any statements made in this communication that are not statements of historical fact, including statements about Astellas’ beliefs and expectations and statements about Astellas’ proposed acquisition of OSI, are forward-looking statements and should be evaluated as such. Forward-looking statements include statements that may relate to Astellas’ plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Factors that may materially affect such forward-looking statements include: Astellas’ ability to successfully complete the tender offer for OSI’s shares or realize the anticipated benefits of the transaction; delays in obtaining any approvals required for the transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule; and the failure of any of the conditions to Astellas’ tender offer to be satisfied.

Any information regarding OSI contained herein has been taken from, or is based upon, publicly available information. Although Astellas does not have any information that would indicate that any information contained herein is inaccurate or incomplete, Astellas has not had the opportunity to verify any such information and does not undertake any responsibility for the accuracy or completeness of such information.

Astellas does not undertake, and specifically disclaims, any obligation or responsibility to update or amend any of the information above except as otherwise required by law.